Exhibit 4.1


                    FIRST AMENDMENT TO CREDIT AGREEMENT


          This First Amendment to Credit Agreement (this "Amendment") is entered into as of July 8, 1999, among Wickes Inc. (the "Borrower"), Bank Boston, N.A., as Administrative Agent (the "Agent"), as Issuing Bank and as a Lender, NationsBank, N.A., as Documentation Agent and as a Lender, and the other Lenders set forth on the signature pages hereto.

                            W I T N E S S E T H

          WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of February 17, 1999 (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

          1.   Amendments to Credit Agreement.  Subject to the satisfaction
               -------------------------------
of the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

          (a) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of "Unused Availability" to read as follows:

          Unused  Availability  shall  mean,  on  any  date,  the
          --------------------
          Borrowing Base, less the sum of (i) the Letter of Credit Obligations on such date and (ii) the aggregate outstanding principal balance of the Revolving Loans on such date.

          (b) Section 4.5 of the Credit Agreement is amended and restated to read as follows:

          Promptly following the last Business Day of each calendar month hereafter and on the Expiration Date, the Borrower shall pay to the Agent for the pro rata benefit of each of the Lenders a non-refundable fee equal to the weighted average amount during such month by which the Total Commitments exceed the sum of
          (a) the aggregate face amount of outstanding Letters of Credit and (b) the aggregate outstanding principal balance of the Revolving Loans, multiplied by one-quarter of one percent (0.25%) per annum (the "Unused Line Fee").


          2.   Conditions.   The  effectiveness  of  this  Amendment   is
               ----------
conditioned on the prior satisfaction of the following conditions:

          (a) Borrower and each other Person listed on the signature pages hereto shall have executed and delivered a counterpart of this Amendment to the Agent; and

          (b) No Default or Event of Default shall exist or will be caused by the consummation of the transactions contemplated hereby.


          3.   Miscellaneous.
               -------------
          (a)  Governing  Law.  This Amendment shall be  a  contract  made
               --------------
under and governed by the internal laws of the State of Massachusetts.

          (b)  Counterparts.  This Amendment may be executed in any number
               ------------
of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

          (c)  Reference to Credit Agreement.  Each reference in the Credit
               -----------------------------
Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any other Credit Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (d)  Costs  and Expenses.  The Borrower agrees to pay on  demand
               -------------------
all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent in connection with this Amendment.


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          IN  WITNESS  WHEREOF, the parties hereto have caused this  Credit
Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                           BORROWER:

                           WICKES INC.,
                           a Delaware corporation

                           By   /s/  James Hopwood
                                ------------------
                           Its  Vice President
                                --------------

                           AGENT:

                           BANKBOSTON, N.A.,
                           as Agent

                           By  /s/ Michael J. McDermott
                               -------------------------
                           Its Managing Director
                               -----------------

                           DOCUMENTATION AGENT:

                           BANK OF AMERICA, N.A.
                           (formerly NationsBank, N.A.),
                           as Documentation Agent

                           By  /s/  R.J. Walker
                               ----------------
                           Its Senior Vice President
                               ---------------------

                           ISSUING BANK:

                           BANKBOSTON, N.A.

                           By  /s/ Michael J. McDermott
                               ------------------------
                           Its Managing Director
                               -----------------



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                           LENDERS:

                           BANKBOSTON, N.A.

                           By  /s/  Michael J. McDermott
                               -------------------------
                           Its Managing Director
                               -----------------

                           FOOTHILL CAPITAL CORPORATION

                           By  /s/ Todd Nakamoto
                               -----------------
                           Its Vice President
                               --------------

                           BANK OF AMERICA, N.A.
                           (formerly NationsBank, N.A.)

                           By  /s/ R.J. Walker
                               ---------------
                           Its Senior Vice President
                               ---------------------

                           LASALLE NATIONAL BANK

                           By  /s/ Christopher S. Clifford
                               ---------------------------
                           Its Senior Vice President
                               ---------------------

                           THE CIT GROUP/BUSINESS CREDIT, INC.

                           By  /s/ Bond Harberts
                               -----------------
                           Its Assistant Vice President
                               ------------------------

                           FLEET CAPITAL CORPORATION

                           By  /s/ Art Pesavento
                               -----------------
                           Its Vice President
                               --------------

                           CONGRESS FINANCIAL CORPORATION
                           (CENTRAL)

                           By  /s/ Brett Mook
                               --------------
                           Its Vice President
                               --------------

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                           AMERICAN NATIONAL BANK AND TRUST
                           COMPANY OF CHICAGO

                           By  /s/ Dawn M. Dieter
                               ------------------
                           Its Vice President
                               --------------




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